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                                                                    Exhibit 10.2

                                SECOND AMENDMENT
                                       TO
                              FORBEARANCE AGREEMENT

         THIS SECOND AMENDMENT TO FORBEARANCE AGREEMENT (this "Second Amendment") is made as of December 11, 2003, by and among IMAGEMAX, INC., a Pennsylvania corporation, and IMAGEMAX OF DELAWARE, INC., a Delaware corporation (together, the "Borrowers"); the Lenders, as defined in, and who are or may become a party to the Credit Agreement (as defined below); and COMMERCE BANK, N.A., as Agent for the Lenders.

                                   Background

         Borrowers, Lenders and Agent are parties to that certain Forbearance Agreement dated as of August 18, 2003 (the "Initial Forbearance Agreement", as amended by the First Amendment to Forbearance Agreement dated as of September 30, 2003 (the "First Amendment"), and as further amended by this Second Amendment, collectively, the "Forbearance Agreement"), entered into in connection with that certain Amended and Restated Credit Agreement, dated as of June 13, 2002, as amended by the Second Amendment to Credit Agreement dated as of December 23, 2002, and as further amended by the Second Amendment to Credit Agreement dated as of April 11, 2003 (the "Credit Agreement"), pursuant to which the Lenders agreed to extend certain credit facilities to the Borrowers on the terms and conditions set forth therein and in the other Loan Documents (as defined in the Credit Agreement). Unless otherwise defined or redefined herein, each initially capitalized term used herein without definition shall have the meaning ascribed thereto in the Credit Agreement and the Initial Forbearance Agreement, as amended by the First Amendment.

         Lenders and Agent are willing to reinstate and continue their agreement to forbear the exercise of their rights under the Credit Agreement and the other Loan Documents and to reinstate and extend the Forbearance Period in consideration of the acknowledgements of Borrowers and upon the terms, conditions, provisions and undertakings of the Borrowers, as hereinafter set forth.

         Except as expressly provided herein, each term, condition and provision set forth in the Credit Agreement and in each other Loan Document, as the same may have been modified or amended by the Initial Forbearance Agreement, as amended by the First Amendment, are intended to be ratified and confirmed herein in full.

         NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Confirmation of Background. Each Borrower hereby ratifies, confirms and acknowledges that the statements contained in the foregoing Background are true and complete and that the Credit Agreement and each other Loan Document, as the same may have been modified or amended by the Initial Forbearance Agreement, as amended by the First Amendment, are valid, binding and in full force and effect as of the date hereof and fully enforceable against such Borrower in accordance with the respective terms thereof. Each Borrower further acknowledges and agrees that nothing contained in the Initial Forbearance Agreement, as amended by the First Amendment and further amended by this Second Amendment, shall be deemed to impair, reduce or release in any manner whatsoever any of the obligations of either Borrower under any Loan Document.


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         2. General Acknowledgements. Each Borrower hereby acknowledges and agrees as follows:

            2.1 The Forbearance Defaults described in the Background Section of the Initial Forbearance Agreement have occurred, and, as a consequence thereof, Events of Default have occurred under the Credit Agreement and the Loan Documents. With respect thereto, each Borrower hereby waives any requirements for any further notice or demand from Agent or Lenders in connection therewith;

            2.2 As a result of the Forbearance Defaults, Agent, on behalf of Lenders, has the right to: (i) declare that the entire principal of and interest on the Loans, the Notes, and all other amounts owed to the Lenders and to the Agent under the Credit Agreement or any other Loan Document (other than any Hedging Agreement) (such amounts, the "Indebtedness") and all Obligations under the Credit Agreement and the Loan Documents are immediately due and payable; and
(ii) exercise all of rights and remedies available to Agent and Lenders under the Credit Agreement and the other Loan Documents;

            2.3 Neither the Initial Forbearance Agreement, as amended by the First Amendment and as further amended by this Second Amendment, nor any other agreement entered into in connection herewith or therewith or pursuant to the terms hereof of thereof (collectively, including this Second Amendment, the "Forbearance Documents") shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of the Credit Agreement or any other Loan Document, any rights or obligations thereunder, or a waiver by Agent or any Lender of any of their respective rights under the Credit Agreement or any other Loan Document, or at law or in equity;

            2.4 Neither the Initial Forbearance Agreement, as amended by the First Amendment, and as further amended by this Second Amendment, nor any other Forbearance Document, nor any action taken pursuant to this Forbearance Agreement or under any Forbearance Document shall be deemed to: (i) cure any Default or any other Event of Default which may exist under the Credit Agreement or any Loan Document; or (ii) be a waiver by Agent or Lenders of the Forbearance Defaults or any other Event of Default under the Credit Agreement or any Loan Document or of any rights or remedies in connection therewith or with respect thereto. Each party hereto intends that the obligations of Borrowers with respect to the Credit Agreement and each Loan Document are, and shall remain, in full force and effect; and

            2.5 Except as expressly set forth herein, Borrowers hereby ratify, confirm and reaffirm in all respects, without condition, all terms, covenants and conditions set forth in the Loan Documents and the Forbearance Documents and hereby agree that the Borrowers remain jointly, severally and unconditionally liable to the Agent and the Lenders in accordance with the terms thereof. Each of the Borrowers further herby ratifies, confirms and reaffirms that all of the Collateral (as defined in Section 7.1 below), liens, security interests and pledges created pursuant to the Loan Documents, and/or referenced therein, shall continue unimpaired, in full force and effect, and secure and shall continue to secure each of the Borrower's Obligations to the Agent and the Lenders. Without limiting the foregoing, Borrowers each hereby ratify, confirm and reaffirm that any and all warrants of attorney contained in any of the Loan Documents and in any of the Forbearance Documents to confess judgment against any or all of the Borrowers remain in full force and effect and that such warrants of attorney were knowingly and voluntarily granted by each of the Borrowers.


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         3. Challenge to Enforcement. Each Borrower acknowledges and agrees that such Borrower does not have any defense, set-off, counterclaim or challenge against the payment of any sums owing under the Credit Agreement, any other Loan Document, or the Initial Forbearance Agreement, as amended by the First
Amendment and as further amended by this Second Amendment, or the enforcement of any of the terms or conditions thereof, hereof or under any other Forbearance Document.

         4. Confirmation of Existing Indebtedness. Each Borrower acknowledges and agrees that as of December 3, 2003: (i) the principal outstanding Indebtedness due under the Revolving Credit Facility is Five Million Four Hundred Thirty-Eight Thousand Eight Hundred Eight Dollars and Sixty Cents ($5,438,808.60); and (ii) accrued and unpaid interest on the Indebtedness is One Thousand Nine Hundred Sixty-Four Dollars and One Cent ($1,964.01), all of which does not include accrued and unpaid Lenders' Costs and Fees as provided in the Loan Documents and the Forbearance Documents. There is no Indebtedness outstanding under the Term Loan Facility.

         5. Forbearance. The first sentence of Section 5 of the Initial Forbearance Agreement and the First Amendment is hereby amended and restated in its entirety as follows:

              Agent and Lenders hereby agree to forbear from exercising the rights and remedies available to them as a result of the Forbearance Defaults, during the forbearance term which shall expire on the earlier of: (i) the occurrence of an Event of Default (other than the Forbearance Defaults) under any Loan Document; (ii) the occurrence of a Default hereunder; or (iii) March 31, 2004 (the "Forbearance Period").

         6. Forbearance Agreements and Undertakings. In consideration of, and as a condition precedent to, the agreement of Agent and Lenders to forbear the exercise of their rights as set forth in Section 5 hereof and to reinstate as of October 31, 2003 and to extend the Forbearance Period to March 31, 2004, and in express reliance thereon, Borrowers covenant and agree that in addition to those items set forth in Section 6 of the Initial Forbearance Agreement, and Section 6 of the First Amendment:


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            6.1 Additional Subordinated Debt. Borrowers shall have received fully funded additional subordinated debt from TDH III, L.P. ("TDH"), LVIR Investor Group, LP ("LVIR") and Robert E. Drury ("Drury", and together with TDH and LVIR, the "Creditors") in an amount of no less than Five Hundred Thousand ($500,000) Dollars, to be fully subordinated to the Indebtedness to the Lenders (the "Additional Creditor Subordinated Debt", and together with all other indebtedness of the Borrowers to Creditors and any of their respective Affiliates, collectively, the "Creditor Subordinated Debt"), upon such terms and conditions as are acceptable to the Agent and the Lenders; provided, however, that the Lenders acknowledge and agree that the Additional Creditor Subordinated Debt, and only the Additional Creditor Subordinated Debt, may be secured by the Collateral held by the Lenders, so long as the liens to be granted to Creditors are fully subordinate to the liens of the Lenders, upon such terms and conditions are acceptable to the Lenders;

            6.2 Extension of Term of Creditor Subordinated Debt. Borrowers shall have produced evidence in form and substance acceptable to the Agent and Lenders that no portion of the Creditor Subordinated Debt shall be due and payable prior to April 30, 2004, except as provided therein;

            6.3 Exercise of Warrant by Creditors. Creditors shall have exercised their Warrants to acquire Eight Million Four Hundred Thousand (8,400,000) Shares of common stock of ImageMax of Delaware, Inc., and by the execution and deliver hereof of this Second Amendment by the Borrowers, the Borrowers represent and warrant that: (i) such shares have in fact been issued to the Creditors; (ii) upon the issuance of the such shares, Creditors own beneficially and of record no less than fifty-one (51%) percent of the issued and outstanding capital and voting stock of ImageMax, Inc., which in turn owns all of the issued and outstanding capital stock of ImageMax of Delaware, Inc.; and (iii) J.B. Doherty has become, and so long as any of the Indebtedness remains outstanding or unpaid, or any of the Obligations unperformed, shall remain as the Chief Executive Officer and Chairman of the Board of Directors of ImageMax, Inc.;

            6.4 Forbearance Fee. In addition to the Initial Forbearance Fee required under the Initial Forbearance Agreement and the Supplemental Forbearance Fee required under the First Amendment, and as a condition precedent to the further extension of the Forbearance Period and to otherwise perform hereunder, Borrower's shall pay to Agent upon the execution hereof, ratably for the benefit of the Lenders, a further supplemental forbearance fee in the amount of Seven Thousand Five Hundred ($7,500) Dollars (the "Further Supplemental Forbearance Fee");

            6.5 Lenders' Costs. As a condition precedent to the agreement of the Agent and the Lenders to extend the Forbearance Period and to otherwise perform hereunder, and under the other Loan Documents, the Initial Forbearance Agreement, as amended by the First Amendment, and as further amended by this Second Amendment, Borrowers shall jointly and severally pay upon the execution hereof all accrued and unpaid Lenders' Costs consisting of all accrued and unpaid counsel fees and expenses, as of the date hereof, of Schnader Harrison Segal & Lewis LLP, Lenders' and Agent's counsel, through December 3, 2003 in the amount of Thirty Seven Thousand Five Hundred Dollars ($37,500), and upon the presentation of all future statements pay any and all additional Lenders' Costs including, but not limited to counsel fees and expenses;

         7. Amendment to Credit Agreement.

            7.1 Definition of Collateral. The definition of Collateral is hereby amended and restated in its entirety as follows:

         "Collateral" means Collateral, as defined in the Security Agreement, Pledged Securities, as defined in the Pledge Agreement, and Mortgaged Property, as defined in the Mortgage and Security Agreement dated as of September 16, 2003 by ImageMax, Inc. in favor of Agent for the ratable benefit of the Lenders.

            7.2 Maximum Available Credit. Paragraph 2.1.4 of the Credit Agreement, as amended and restated in the First Amendment to Amended and Restated Credit Agreement and again amended and restated in the Second Amendment to Amended and Restated Credit Agreement is hereby again amended and restated in its entirety as follows:

            2.1.4 Maximum Available Credit. The outstanding principal balance of the Revolving Credit Facility shall not exceed, at any time, the lesser of: (i) Five Million Five Hundred Forty Thousand ($5,540,000) Dollars; or (ii) the sum of (a) Ninety (90%) Percent of Borrowers' Insured Eligible Accounts Receivable; (b) Eighty (80%) Percent of Borrowers' Eligible Accounts Receivable, exclusive of Insured Eligible Accounts Receivable (or such lesser percentage as the Agent in its sole and absolute discretion (exercised in good faith in its reasonable judgment), may determine) less an amount equal to the aggregate amount of trade payables of any of the Borrowers due to Minolta Corporation and Canon USA, Inc., and any of their respective Affiliates, and (c) Fifty (50%) Percent of Borrower's uninsured accounts receivable, but in the aggregate not in excess of Five Hundred Thousand ($500,000) Dollars, which are in excess of ninety (90) days from the date of the billing thereof, but in all other respects comport to the definition of Eligible Accounts Receivables of the Borrower, all determined in accordance with the last prevailing Borrowing Base Certificate delivered to Agent Bank in the form of Schedule 2.1.4 of the Amended and Restated Credit Agreement (the "Maximum Available Revolving Credit"). Borrowers jointly and severally agree to immediately repay, without notice or demand, any principal balance of the Revolving Credit Facility in excess of the Maximum Available Revolving Credit. Unless Agent or the Lenders shall request more frequently, Borrowers shall submit to the Agent no less frequently than once a month, a Borrowing Base Certificate.

            7.3 Failure to Comply With Amended Section 2.1.4. Notwithstanding any other provision of the Initial Forbearance Agreement, the First Amendment or this Second Amendment, Borrower's failure to comply with Section 2.1.4 of the Credit Agreement, as amended above, shall not be a Forbearance Default but shall be an Event of Default, as defined in the Credit Agreement.

         8. Cross Default. Notwithstanding anything to the contrary contained herein or in any other Forbearance Document, the failure of Borrowers to fully perform hereunder or under any other Forbearance Document, or a breach of a representation and warranty hereunder or under any other Forbearance Document shall constitute an Event of Default under the Credit Agreement and each other Loan Document, and, following the occurrence of any such Event of Default, Agent and Lenders may, at their option and without further notice to Borrowers, exercise any and all rights available to Agent and Lenders hereunder, under any other Forbearance Document, under the Credit Agreement, under any other Loan Document, at law, in equity or otherwise.

         9. Additional Documents and Future Actions. Borrowers will, at their sole cost, take such actions and provide Agent from time to time with such agreements, instruments, documents or information as Agent may, in Agent's discretion, deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral or to carry out the terms of the Credit Agreement, the other Loan Documents, the Initial Forbearance Agreement, the First Amendment, this Second Amendment, and the other Forbearance Documents. Borrowers hereby authorize and appoint Agents as Borrowers' attorney-in-fact, with full power of substitution, to take such actions as Agent may deem advisable to maintain and protect a continuously perfected security interest of Lenders in the Collateral, and to execute on Borrowers' behalf such other documents and notices as Agent may deem advisable to protect the Collateral and the interests therein and the rights thereunder of Agent and Lenders. Such power being coupled with an interest is irrevocable.

         10. Representations and Warranties. In consideration of the forbearance extended herein by Agent and Lenders, each Borrower hereby represents and warrants, which representations and warranties shall survive until all Obligations of the Borrowers to Agent and Lenders are paid, performed and satisfied in full, as follows:

            10.1 Except as disclosed on Schedule 10.1 hereof, all representations and warranties of each Borrower set forth in the Credit Agreement, each other Loan Document and the Initial Forbearance Agreement and the First Amendment are true and complete as of the date hereof, except as such representations and warranties may have been affected by the Forbearance Defaults;

            10.2 Except as disclosed on Schedule 10.1 hereof with respect to the representations and warranties of the Borrowers, no condition or event exists or has occurred which would constitute an Event of Default under the Loan Documents (or would, upon the giving of notice or the passage of time, or both constitute an event of default) other than the Forbearance Defaults;

            10.3 The execution and delivery of this Second Amendment and each of the other Forbearance Documents by each Borrower and all documents and agreements to be executed and delivered in connection herewith or therewith: (i) have been duly authorized by all requisite corporate action by such Borrower;
(ii) will not conflict with or result in the breach of or constitute a default (upon the passage of time, delivery of notice or both) under such Borrower's certificate or articles of incorporation, by-laws, any applicable statute, law, rule, regulation or ordinance or any indenture, mortgage, loan or other document or agreement to which such Borrower is a party or by which it or its property is bound or affected; and (iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of such Borrower, except liens in favor of Agent for the ratable benefit of Lenders; and

            10.4 Upon the execution and delivery of this Second Amendment and the other Forbearance Documents, this Second Amendment and each other Forbearance Document shall be the legally binding obligations of such Borrower enforceable against such Borrower in accordance with the respective provisions hereof and thereof, except to the extent enforceability is limited by bankruptcy and other similar laws affecting creditor's rights generally.

         11. Certain Fees, Costs and Expenses. In addition to the payment of the Supplemental Fee, and the Additional Supplemental Forbearance Fee, Borrowers will pay all of expenses of Agent and Lenders in connection with the preparation, negotiation, documentation and closing of this Second Amendment and each other Forbearance Document, and the consummation of the transactions contemplated hereunder, including, without limitation, fees, disbursements, expenses, appraisal costs and fees and expenses of counsel retained by Bank and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated. Nothing contained herein shall limit in any manner whatsoever the right of Agent and Lenders to reimbursement under any of the Forbearance Documents.

         12. Defaults. Occurrence of any one or more of the following shall constitute a default hereunder and under each of the Forbearance Documents:

            12.1 The occurrence of an Event of Default or Default (as defined in the Credit Agreement) (other than the Forbearance Defaults) under the Credit Agreement or any other Loan Document, hereunder or under any other Forbearance Document, or any event which, with the giving of notice or passage of time or both, would constitute a Default hereunder, or an Event of Default thereunder;

            12.2 The failure of Borrowers to comply with the terms hereof or under any of the other Forbearance Documents; or

            12.3 Subject to the modifications thereof as set forth in Schedule
10.1 hereof, any representation or warranty of either Borrower in the Credit Agreement, any other Loan Documents, herein, or any other Forbearance Document, is untrue in any material respect or any statement, certificate or data furnished by any Borrower pursuant hereto is untrue in any material respect as of the date as on which such representation, warranty, statement, certificate or data is stated or certified.

         13. Remedies. At the option of Agent, upon the expiration or earlier termination of the Forbearance Period, and without further notice or demand, which notice and demand is expressly waived by each Borrower: (i) the entire outstanding Obligations shall be immediately due and payable; and/or (ii) Agent and Lenders may (a) terminate any obligation to forbear hereunder; and (b) exercise each and every right and remedy hereunder, under any other Forbearance Document, under any Loan Document, at law, in equity or otherwise.

         14. Indemnification. Each Borrower expressly jointly and severally agrees to defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) and the prosecution and defense thereof, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, arising out of or in any way connected with: (i) the Credit Agreement or any of the other Loan Documents, the Forbearance Agreement or any of the other Forbearance Documents, or the Loans; (iii) the enforcement, protection or preservation of the rights of Agent or either Lender under the Loan Documents, the Forbearance Documents, or any other document or agreement executed in connection with the Obligations, or any of them; (iii) the validity, perfection or enforceability of the Loan Documents or the Forbearance Documents; and (iv) any action or inaction by Agent or any Lender in connection with any of the foregoing.

         15. Waivers. In connection with any proceedings hereunder, under any other Forbearance Document, the Credit Agreement or any other Loan Document, or otherwise in connection with any of the Indebtedness or Obligations, including, without limitation, any action by Agent and Lenders in replevin, foreclosure or other court process or in connection with any other action related to the Collateral, each Borrower waives: (i) all errors, defects and imperfections in such proceedings; (ii) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered in connection with the Obligations or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption; (iii) all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained in connection with any of the Obligations and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Agent; (iv) presentment for payment, demand, notice of demand, notice of nonpayment, protest and notice of protest of any of the Obligations; (v) any requirement for bonds, security or sureties required by statute, court rule or otherwise; (vi) any demand for possession of any Collateral prior to commencement of any suit; (vii) any right to require or participate in the marshaling of such Borrower's assets;
(viii) any notice or demand from Agent or Lenders with respect to such Borrower's obligations under the Loan Documents; (ix) all benefits under present and future laws permitting termination of such Borrower's Obligations by delivery of notice or otherwise, other than by performance of all such Borrower's obligations hereunder and under the Loan Documents and the other Forbearance Documents; and (x) all rights to claim or recover attorney's fees and costs in the event that such Borrower is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession.

         16. Notices. Any notice or other communication by one party hereto to the other shall be given in the manner set forth in Section 13.1 of the Credit Agreement.

         17. CONFESSION OF JUDGMENT.

            17.1 THE FOLLOWING SETS FORTH A WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST EACH BORROWER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST EACH BORROWER, SUCH BORROWER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) SEPARATE COUNSEL FOR SUCH BORROWER, AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY WAIVES ANY AND ALL RIGHTS SUCH BORROWER HAS, OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY TO BE HEARD UNDER THE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. EACH BORROWER SPECIFICALLY ACKNOWLEDGES THAT AGENT AND LENDERS HAVE RELIED ON THIS WARRANT OF ATTORNEY IN GRANTING THE FINANCIAL ACCOMMODATIONS DESCRIBED HEREIN AND IN CONTINUING TO MAKE AVAILABLE THE FINANCIAL ACCOMMODATIONS DESCRIBED IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

            17.2 EACH BORROWER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR SUCH BORROWER IN ANY AND ALL ACTIONS, AND UPON THE OCCURRENCE OF A DEFAULT OR AN EVENT OF DEFAULT TO: (i) ENTER JUDGMENT AGAINST SUCH BORROWER FOR THE PRINCIPAL SUM DUE UNDER THE INITIAL FORBEARANCE AGREEMENT AS AMENDED BY THE FIRST AMENDMENT AND FURTHER AMENDED BY THIS SECOND AMENDMENT, UNDER ANY OF THE OTHER FORBEARANCE DOCUMENTS, THE CREDIT AGREEMENT OR UNDER ANY OF THE OTHER LOAN DOCUMENTS; OR (ii) SIGN FOR SUCH BORROWER AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST SUCH BORROWER FOR ALL OR ANY PART OF THE INDEBTEDNESS; AND IN EITHER CASE FOR INTEREST AND COSTS TOGETHER WITH A REASONABLE COLLECTION FEE IN AN AMOUNT NOT IN EXCESS OF TEN (10%) PERCENT OF THE INDEBTEDNESS OUTSTANDING. EACH BORROWER FURTHER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND ENTER JUDGMENT AGAINST SUCH BORROWER AND IN FAVOR OF AGENT AND LENDERS OR ANY HOLDER OF ANY OF THE NOTES WITH RESPECT TO AN AMICABLE ACTION OF REPLEVIN OR ANY OTHER ACTION WITH RESPECT TO THE COLLATERAL GRANTED TO AGENT FOR THE RATABLE BENEFIT OF THE LENDERS PURSUANT TO THE LOAN DOCUMENTS AND THE FORBEARANCE DOCUMENTS. EACH BORROWER WAIVES ALL RELIEF FROM ANY AND ALL APPRAISEMENT OR EXEMPTION LAWS NOW IN FORCE OR HEREAFTER ENACTED. IF A COPY OF THIS FORBEARANCE AGREEMENT, VERIFIED BY AFFIDAVIT OF AN OFFICER OF THE AGENT, ANY LENDER OR ANY OTHER HOLDER OF ANY OF THE NOTES, SHALL BE FILED IN ANY PROCEEDING OR ACTION WHEREIN JUDGMENT IS TO BE CONFESSED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL HEREOF AND SUCH VERIFIED COPY SHALL BE SUFFICIENT WARRANT FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST SUCH BORROWER AS PROVIDED HEREIN. JUDGMENT MAY BE CONFESSED FROM TIME TO TIME UNDER THE AFORESAID POWERS WHICH SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF.

         18. WAIVER OF RIGHT TO TRIAL BY JURY. EACH BORROWER, AGENT AND LENDERS WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(i) ARISING UNDER THE INITIAL FORBEARANCE AGREEMENT, AS AMENDED BY THE FIRST AMENDMENT AND FURTHER AMENDED BY THIS SECOND AMENDMENT, ANY OF THE OTHER FORBEARANCE DOCUMENTS, OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY BORROWER WITH RESPECT TO THIS AGREEMENT, THE FORBEARANCE DOCUMENTS OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH BORROWER, AGENT AND LENDERS AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH BORROWER, AGENT AND LENDERS TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY. EACH BORROWER ACKNOWLEDGES THAT SUCH BORROWER: (a) HAS HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION; (b) FULLY UNDERSTANDS THE TERMS, CONTENT AND EFFECT HEREOF; AND (c) VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

         19. Miscellaneous. The provisions of Article 13 of the Credit Agreement are hereby incorporated herein and made a part hereof as if set forth herein in full. To the extent of any inconsistency between the terms and conditions of the Forbearance Agreement and the terms and conditions of the Loan Documents, the terms and conditions of the Forbearance Documents shall prevail.

         IN WITNESS WHEREOF, intending to be legally bound hereby, Borrowers, Agent and Lenders have executed this Forbearance Agreement as an instrument under seal as of the day and year first above written.



                                    IMAGEMAX, INC.
                                    IMAGEMAX OF DELAWARE, INC.


                                    By: /s/ David B. Walls
                                        ------------------
                                        David B. Walls, CFO of each Borrower


                                    COMMERCE BANK, N.A.
                                    as Agent and Lender


                                    By: /s/ Peter Davis
                                        ---------------
                                        Peter Davis, Senior Vice President


                                    FIRSTRUST BANK, as Lender


                                    By: /s/ Kent Nelson
                                        ---------------
                                        Kent Nelson, Vice President